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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the registration statement of Paligent Inc. on Form S-8 (File No. 333-45168) of our report dated April 14, 2003 relating to the financial statements, which appears in Paligent Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K.

PricewaterhouseCoopers LLP

New York, New York
May 16, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS